Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in, and incorporation by reference in, the annual report on Form 10-K of Northwest Bancorporation, Inc. of our report dated March 20, 2008, on our audit of the consolidated financial statements and financial statement schedules of Northwest Bancorporation, Inc. as of and for the years ended December 31, 2007 and 2006. We also consent to the reference to our firm in such annual report.

Spokane, Washington
March 20, 2008